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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP



     We consent to the reference to our firm under the caption "Experts" in the shelf Registration Statement (Form S-3 No. 333-47367) and related Prospectus of Clear Channel Communications, Inc. and to the incorporation by reference therein of our report dated March 11, 1998, with respect to the consolidated financial statements of Clear Channel Communications, Inc. included in its Current Report on Form 8-K dated March 12, 1998 filed with the Securities and Exchange Commission.



                                            /s/  ERNST & YOUNG LLP



                                            ERNST & YOUNG LLP



March 12, 1998


San Antonio, Texas